UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

February 6, 2008

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State Or Other Jurisdiction Of Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated February 6, 2008, the Registrant used a non-GAAP financial measure in the form of EBITDA:

EBITDA is defined as net income, plus income taxes, net interest expense and depreciation and amortization. EBITDA is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles as follows:

	(dollars in thousands)
	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Net cash provided by (used in):
Operating activities*	$(3,739)	$(77,062)	$37,281	$16,778
Interest expense, net	2,885	1,921	10,528	5,156
Provision for income taxes	(11,301)	4,317	(3,364)	70,536
Changes in other operating assets and liabilities*	10,321	89,736	3,147	118,834
Deferred income taxes*	(4,856)	4,162	(7,113)	4,162
Uncertain tax position	(4,985)	—	(1,590)	—
Other, net	(873)	(1,038)	(1,361)	(1,646)

EDITDA	$(12,548)	$22,036	$37,528	$213,820

*	Reclassification

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1     Press Release of Registrant dated February 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 6, 2008	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ MASAKAZU KURUSHIMA
Masakazu Kurushima,
President and Chief Executive Officer